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                          DOBSON COMMUNICATIONS CORPORATION
                            13439 NORTH BROADWAY EXTENSION
                            OKLAHOMA CITY, OKLAHOMA  73114

                                  February 2, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Unfiled Schedules

Ladies and Gentlemen:

Dobson Communications Corporation (the "Company") is a party to certain plans of acquisition, reorganization, arrangement, liquidation or succession filed herewith. The Company has not filed, and may not file in the future the schedules or similar attachments to all of these exhibits. Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to furnish the Commission a copy of any such unfiled schedules or similar attachments upon request.

                             Very truly yours,

                                        /s/ Bruce R. Knooihuizen
                                     ------------------------------------------
                                     Bruce R. Knooihuizen
                                     Vice President and Chief Financial Officer